Exhibit 23(a)

   HOLTZ RUBENSTEIN & CO., LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated December 1, 1995 appearing in Water-Jel Technologies, Inc.'s annual report on Form 10-KSB for the fiscal year ended August 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



      /s/ Holtz Rubenstein & Co., LLP

   HOLTZ RUBENSTEIN & CO., LLP
   Melville, New York
   March 11, 1996